DEMAND PROMISSORY NOTE



Principal: $1,200,000.00                                            Bothell,  WA
                                                                 October 5, 1999

1. Promise to Pay. FOR VALUE RECEIVED, ORCA TECHNOLOGIES, INC., a Utah corporation ("Borrower"), unconditionally promises to pay to the order of PACIFIC AEROSPACE & ELECTRONICS, INC., a Washington corporation ("Lender") at 430 Olds Station Road, Wenatchee, Washington 98801, or at such other place as the holder hereof from time to time may designate in writing, the principal sum of ONE MILLION TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($1,200,000.00), or so much thereof as may be advanced by Lender to Borrower and outstanding from time to time, plus interest on the unpaid outstanding principal balance of each advance and such other sums as are payable under the terms of this Note.

2. Payments. All unpaid principal, interest and other sums owing under this Note shall be due and payable on demand. Borrower may completely or partially prepay this Note at any time or from time to time without penalty. Payments shall be applied first to accrued interest, costs and expenses payable under this Note and then to principal.

3. Interest. Interest shall accrue on the unpaid principal balance of this Note from the date hereof at the rate of twelve percent (12%) per annum until the date on which Lender demands payment ("Demand Date"). If Borrower fails to pay all amounts due under this Note on the Demand Date, then interest shall accrue thereafter on the unpaid principal balance at the rate of eighteen percent (18%) per annum until this Note is paid in full.

4. Security. This Note is secured by a security interest in all Borrower's tangible and intangible assets, according to a security agreement (the "Security Agreement") dated June 29, 1999, executed by Borrower in favor of Lender and a UCC-1 Financing Statement filed with the Secretary of State of the State of Washington in connection therewith. Additional rights and obligations of Lender and Borrower are set forth in the Security Agreement.

5. Default; Acceleration. Borrower shall be in default under this Note if (i) Borrower fails to pay all amounts due hereunder on the Demand Date or (ii) if an event of default occurs under the terms of the Security Agreement. Upon an event of default under the Security Agreement, unless and until cure has been accomplished within time allowed for cure (if any), at the option of the holder of this Note and without notice to the Borrowers of the default, the entire indebtedness represented by this Note shall become immediately due and payable and interest shall thereafter accrue on the unpaid balance of principal due under this Note at the rate of eighteen percent (18%) per annum. Upon default under this Note, Lender may exercise any rights available to it under the Security Agreement or by applicable law.

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6.   Attorneys' Fees. If any action, judicial or nonjudicial, is brought on this
     Note, or if it is placed in the hands of an attorney for collection or advice following the expiration of the cure period (if any) for any default, then Borrower promises to pay all of Lender's costs and expenses in connection therewith, including without limitation reasonable attorneys' fees incurred and paid by holder in connection herewith through any appeal or in bankruptcy. All such costs and attorneys' fees shall bear interest from the date incurred until paid at the default interest rate.

7. Waivers. Borrower, all endorsers, and all persons liable or to become liable on this Note hereby waive presentment, demand, protest and notice of demand, protest and nonpayment, and any defense or claim that resort must first be had to any security or to any other person, and authorize the holder of this Note, without affecting its liability hereunder, from time to time, to renew, extend, or change the time for payment or the other terms of this Note, to take and hold security for the payment of this Note, to release or exchange the security therefor, to apply any such security to such obligations as the holder may determine in its sole discretion, and to release, substitute, or add to those liable or to become liable on this Note.

8. Authorization. Borrower and the officer signing below on its behalf represent and warrant to Lender that: (a) Borrower is a corporation duly organized and validly existing under the laws of Utah; (b) Borrower has taken all corporate action necessary to authorize execution and delivery of this Note and performance of its obligations under this Note and the Security Agreement; (c) Borrower has duly executed and delivered this Note to Lender; and (d) this Note is the valid and binding obligation of Borrower in accordance with its terms.

9. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Washington, United States of America, without regard to conflict of laws rules.

10. Successors and Assigns. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.


                                           BORROWER:

                                           ORCA TECHNOLOGIES, INC.


                                           By /s/ ROGER P. VALLO
                                              ----------------------------------
                                                Its Chairman & CEO
                                                    ----------------------------